EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 20, 1996 on the consolidated financial statements included or incorporated by reference in the US Diagnostic Inc. [formerly U.S. Diagnostic Labs Inc.] annual report on Form 10-KSB for the year ended December 31, 1995.

         On July 1, 1996, the firm of Mortenson and Associates, P.C. changed its name to Moore Stephens, P.C.

                                                 /s/ MOORE STEPHENS, P.C.

                                                 Certified Public Accountants.

Cranford, New Jersey
February 6, 1998